EXHIBIT 10.63

SECOND AMENDMENT TO SECOND AMENDED AND RESTATED SECURITIES
PURCHASE AGREEMENT AND SECURITY AGREEMENT

THIS SECOND AMENDMENT (this “Amendment”) is entered into as of June 16, 2015, by and among FUSION NBS ACQUISITION CORP. a Delaware corporation (“Borrower”), FUSION TELECOMMUNICATIONS INTERNATIONAL, INC., a Delaware corporation (“Parent”), NETWORK BILLING SYSTEMS, L.L.C., a New Jersey limited liability company (“NBS”), FUSION BVX LLC, a Delaware limited liability company (“BVX”), PINGTONE COMMUNICATIONS, INC., a Delaware corporation (“PingTone,” and together with Parent, NBS, BVX, the “Guarantors”, and together with the Borrower, the “Credit Parties”), the financial institutions set forth on the signature pages hereto (each a “Lender” and collectively, “Lenders”) and Praesidian Capital Opportunity Fund III, LP as agent for Lenders (in such capacity, “Agent”).

BACKGROUND

WHEREAS, Credit Parties, Lenders and Agent are parties to a Second Amended and Restated Securities Purchase Agreement and Security Agreement, dated as of October 31, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), pursuant to which Agent and Lenders provide Borrower with certain financial accommodations.

WHEREAS, Credit Parties have requested that Agent and Lenders amend certain provisions of the Loan Agreement and Agent and Lenders are willing to do so on the terms and conditions hereafter set forth.

WHEREAS, Parent has issued Warrants to the Lenders and Parent has requested that the Lenders exercise the Warrants and Lenders are willing to do so on the terms and conditions hereafter set forth;

NOW, THEREFORE, in consideration of any loan or advance or grant of credit heretofore or hereafter made to or for the account of Borrower by Agent and Lenders, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Definitions.  All capitalized terms not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

2. Exercise of Warrants.  Subject to the satisfaction of the conditions precedent set forth in Section 4 below, upon payment within 30 days of the date hereof by Parent to each Lender of an amount equal to 150% of the “Cash Amount”, as defined in the respective Warrant, provided that a Default does not then exist, each Lender shall exercise its Warrant by completing and returning to Parent the Notice of Exercise form attached to its Warrants.  The parties confirm that two thirds of such amount shall by applied as an offset against the “Payment Obligation”, as defined in and as provided in the Warrants and the balance shall be retained by each Lender in consideration of the early exercise of its Warrant.

3. Amendment of Loan Agreement.  Subject to the satisfaction of the conditions precedent set forth in Section 4 below, Sections 8.18 (e) and 8.18(f) are hereby added to the Loan Agreement and Sections 9.01, 9.07(d), 9.15(e) and 9.15(f) of the Loan Agreement are hereby amended to read in their entirety as follows:

8.18(e)              Not later than July 31, 2015 Parent shall sell equity interests in Parent, on terms reasonably satisfactory to Lenders, with net sale proceeds of not less than $3,000,000.

8.18(f)              Obligors covenant and agree that if, within one (1) year from the date of exercise of the Warrants, any Lender sells its "Issued Warrant Shares" (as defined in the Warrants) as a result of a merger or other transaction not initiated by such Lender, then Obligors shall pay to each such Lender an amount equal to 20% of the gain realized by such Lender as a result of its sale of such Issued Warrant Shares. The amount of gain shall be calculated by each Lender and shall be paid upon the closing of the merger or such other transaction.  The obligations contained in this section 8.18(f) shall survive the termination of this Agreement and the Transaction Documents and payment in full of the Notes.

9.01           Fundamental Changes; Consolidations, Mergers and Acquisitions; Asset Sales.  No Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to, directly or indirectly: (a) enter into any merger, consolidation or other reorganization with or into any other Person or acquire all or a substantial portion of the assets or Equity Interests of any Person or permit any other Person to consolidate with or merge with it (other than the merger of PingTone and BVX with and into NBS), or (b) sell, lease, transfer or otherwise dispose of any of its properties or assets, except dispositions of inventory in the Ordinary Course of Business.

9.07(d)              Indebtedness disclosed on Schedule 9.07 including up to $7,000,000 aggregate amount of Indebtedness at any time in respect of equipment financing leases, and any extension, renewal or refinancing thereof; provided that in connection with any such extension, renewal or refinancing: (i) the aggregate principal amount of such Indebtedness is not increased, (ii) the scheduled maturity date of such Indebtedness is not shortened,  (iii) the covenants or defaults are not materially more restrictive or more onerous than analogous provisions in the

9.15(e)              Minimum Parent EBITDA.  The Parent shall not permit Parent EBITDA, measured as of the last day of each period of four consecutive fiscal quarters beginning with the four consecutive fiscal quarters ending September 30, 2015, to be less than the amount of EBITDA for such period; provided, however that if Parent sells its equity securities in accordance with section 8.18(e) then the period for calculating compliance with this provision shall be extended to March 31, 2016.

9.15(f)              Minimum Cash.  The Parent, on a non-Consolidated Basis, shall at all times from and after July 31, 2015 have at least $1,000,000 of Cash Equivalents in excess of the amount of the Working Capital Loans then outstanding.

4. Conditions of Effectiveness.  This Amendment shall become effective upon satisfaction of the following conditions precedent:  Agent shall have received (i) four (4) copies of this Amendment executed by Credit Parties and Required Lenders, and (ii) payment of Lenders’ costs and expenses, including reasonably attorneys’ fees and expenses in connection with this Amendment.

5. Representations and Warranties.  Each Credit Party hereby represents and warrants as follows:

(a) This Amendment and the Loan Agreement constitute legal, valid and binding obligations of each Credit Party and are enforceable against each Credit Party in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance or transfer, moratorium or other laws of general application relating to or affecting the enforcement of creditors’ rights generally or  by general principles of equity.

(b) Upon the effectiveness of this Amendment, each Credit Party hereby reaffirms all covenants, representations and warranties made in the Loan Agreement, as amended hereby, and agrees that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment.

(c) No Event of Default or Default has occurred and is continuing immediately prior to giving effect to this Amendment and no Event of Default or Default has occurred and is continuing or would exist after giving effect to this Amendment.

(d) No Credit Party has any defense, counterclaim or offset with respect to the Loan Agreement.

6. Effect on the Loan Agreement.

(a) The Loan Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, as amended hereby, shall remain in full force and effect, and are hereby ratified and confirmed.

(b) Except as expressly provided in Sections 2 and 3, the execution, delivery and effectiveness of this Amendment shall not constitute a modification of any provision of the Loan Agreement, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

(c) This Amendment shall be a Transaction Document for all purposes under the Loan Agreement.

7. GOVERNING LAW.  THIS AMENDMENT SHALL BE BINDING UPON AND INURE TO THE BENEFIT OF THE PARTIES HERETO AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS AND SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION.

8. Release.  In consideration of the agreements of Agent and Lenders contained herein, each Credit Party on behalf of itself and its successors, assigns, and other legal representatives, hereby, jointly and severally, absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and each Lender, and their present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives and their respective successors and assigns (Agent, each Lender and all such other parties being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, whether liquidated or unliquidated, matured or unmatured, asserted or unasserted, fixed or contingent, foreseen or unforeseen and anticipated or unanticipated, which such Credit Party, or any of its successors, assigns, or other legal representatives and its successors and assigns may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any nature, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment, in relation to, or in any way in connection with the Loan Agreement, as amended and supplemented through the date hereof, this Amendment and the Transaction Documents.

9. Headings.  Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

10. Counterparts; Facsimile.  This Amendment may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement.  Any signature delivered by a party by facsimile transmission or electronic transmission of a “pdf” or similar file shall be deemed to be an original signature hereto.

[Signature Pages Follows]

IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first written above.

Borrower:	FUSION NBS ACQUISITION CORP.

By: /s/ Gordon Hutchins, Jr.
Name:  Gordon Hutchins, Jr.
Title:    President

Guarantors:	FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.

By:  /s/ Gordon Hutchins, Jr.
Name:  Gordon Hutchins, Jr.
Title:    President

NETWORK BILLING SYSTEMS, LLC

By: /s/ Gordon Hutchins, Jr.
Name:  Gordon Hutchins, Jr.
Title:    President

FUSION BVX LLC

By: /s/ Gordon Hutchins, Jr.
Name:  Gordon Hutchins, Jr.
Title:    President

FUSION PTC ACQUISITION, INC.

By: /s/ Gordon Hutchins, Jr.
Name:  Gordon Hutchins, Jr.
Title:    President

PINGTONE COMMUNICATIONS, INC.

By: /s/ Gordon Hutchins, Jr.
Name:  Gordon Hutchins, Jr.
Title:    President

[signature page to second amendment to second amended and restated securities purchase agreement and security agreement]

Lenders:
PRAESIDIAN CAPITAL OPPORTUNITY FUND III, L.P.

By:	Capital Opportunity GP III, LLC, its General Partner

By:	/s/ Jason D. Drattell
Name:	Jason D. Drattell
Title:	Manager

PRAESIDIAN CAPITAL OPPORTUNITY FUND III-A, L.P.

By:	Praesidian Capital Opportunity GP III-A, LLC, its General Partner

By:	/s/ Jason D. Drattell
Name:	Jason D. Drattell
Title:	Manager

PLEXUS FUND II, LP

By:	Plexus Fund II GP, its General Partner

By:	/s/ Bob Anders
Name:	Bob Anders
Title:	Manager

PLEXUS FUND III, L.P.

By:	Plexus Fund III GP, LLC its General Partner

By:	/s/ Bob Anders
Name:	Bob Anders
Title:	Manager

[signature page to second amendment to second amended and restated securities purchase agreement and security agreement]

PLEXUS FUND QP III, L.P.

By:	Plexus Fund III GP, LLC its General Partner

By:	/s/ Bob Anders
Name:	Bob Anders
Title:	Manager

UNITED INSURANCE COMPANY OF AMERICA

By:	/s/ John Boschelli
Name:	John Boschelli
Title:	Assistant Treasurer

Agent	PRAESIDIAN CAPITAL OPPORTUNITY FUND III, L.P.

	By:	Praesidian Capital Opportunity GP III, LLC, its General Partner

	By:	/s/ Jason D. Drattell
	Name:	Jason D. Drattell
	Title:	Manager

[signature page to second amendment to second amended and restated securities purchase agreement and security agreement]